Exhibit 4.1
                                                                     -----------

                        [Letterhead of SmartServ Online]


PRESS RELEASE


                                     Contact: Robert Wick Public Relations, Inc.
                                              (212) 682-0600
                                              (212) 682-3131 (fax)

     FOR IMMEDIATE RELEASE

           SMARTSERV ONLINE TERMINATES CONTRACT WITH FORMER PRESIDENT

STAMFORD, Conn., Feb. 10, 1998 -- SmartServ Online, Inc. (NASDAQ: SSOL), today announced that at a board of directors meeting held February 6 the board voted to terminate its contract with Steven Francesco, former president.

Mr. Francesco's duties will be assumed by Sam Cassetta, chairman and chief executive officer, and Mario Rossi, vice president of operations.

SmartServ provides customized online information services to the telecommunications and financial services industries. The company is currently embarking on a three-year program to provide interactive information services to customers of major US telecommunications companies.



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